                            Hogan & Hartson L.L.P.
                                Columbia Square
                             555 13th Street, N.W.
                          Washington, D.C. 20004-1109


                                                                     Exhibit 5.1
                                                                     -----------


                               October 22, 1997



Board of Directors
ITC/\DeltaCom, Inc.
206 West Ninth Street
West Point, Georgia, 31833


Gentlemen:

          This firm has acted as counsel to ITC/\DeltaCom, Inc. (the
"Company"), a Delaware corporation, in connection with its registration, pursuant to a registration statement on Form S-1, of 5,750,000 shares (the "Shares") of common stock, par value $.01 per share, of the Company. This letter is furnished to you pursuant to the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. (S)229.601(b)(5), in connection with such registration.

          For purposes of this opinion letter, we have examined copies of the following documents:

          1. The Registration Statement on Form S-1 (No. 333-36683) as filed with the Securities and Exchange Commission (the "Commission") on September 30, 1997, Amendment No. 1 thereto as filed with the Commission on October 3, 1997, Amendment No. 2 thereto as filed with the Commission on October 16, 1997 and Amendment No. 3 thereto as filed with the Commission on or about October 22, 1997 (such Registration Statement, the "Registration Statement").

          2. The form of Underwriting Agreement (the "Underwriting Agreement") among Morgan Stanley & Co. Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.C. Bradford & Co. and Wheat, First Securities, Inc., as Representatives of the Underwriters, and the Company.

          3. The Certificate of Incorporation of the Company, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

          4. The Amended and Restated Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

          5. Resolutions of the Board of Directors of the Company adopted on September 26, 1997 and October 16, 1997, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

Board of Directors
ITC/\DeltaCom, Inc.
October 22, 1997
Page 2


In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity, accuracy and completeness of all documents submitted to us as originals, and the conformity with the original documents of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

          This opinion letter is based as to matters of law solely on the General Corporation Law of the State of Delaware. We express no opinion herein as to any other laws, statutes, regulations, or ordinances.

          Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) final action of the Board of Directors of the Company (or a duly appointed pricing committee thereof) approving the price of the Shares, (ii) execution and delivery by the Company of the Underwriting Agreement, (iii) effectiveness of the Registration Statement, (iv) issuance of the Shares pursuant to the terms of the Underwriting Agreement and (v) receipt by the Company of the consideration for the Shares to be sold by the Company specified in the resolutions of the Board of Directors, the Shares to be sold by the Company will be validly issued, fully paid and nonassessable under the General Corporation Law of the State of Delaware.

          We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter, and should not be quoted in whole or in part or otherwise be referred to, nor be filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

          We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                    Very truly yours,

                                    /s/ HOGAN & HARTSON  L.L.P.

                                    HOGAN & HARTSON  L.L.P.